EXHIBIT 99.2
                                                  --------------

CITICASTERS                                       NEWS RELEASE
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Date:          March 2, 1995            Contact:  Gregory C. Thomas

For Release:   Immediately              Telephone:(513) 562-8007



CITICASTERS ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

     Citicasters Inc. today reported financial results for the fourth quarter and year ended December 31, 1994. Operating results for the two television stations and the radio group once again showed dramatic improvement over comparable periods of 1993. Operating cash flow increased 57% in the fourth quarter to $15.4 million and 27% for the year to $43.6 million.

     Consolidated results for 1994 are not comparable to the results of 1993 because of several non-recurring transactions including: the reorganization in 1993, the refinancing in 1994, and the sale of four television stations in 1994. The results for 1994 and 1993, assuming that these three non-recurring transactions had occurred at the end of 1992, are as follows (in millions except earnings per share):
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
                             Fourth Qtr.              Year
                            ---------------       ---------------
                            1994     1993          1994     1993
                            ------  -------       ------  -------
Net revenue                 $36.3    $31.5        $128.4   $ 119.6
Operating expenses          $20.9    $21.7        $ 84.8   $  85.2
                           ------    ------       ------   ------

Operating cash flow         $15.4    $ 9.8        $ 43.6   $  34.4
                           ------    ------       ------   ------
                           ------    ------       ------   ------

Operating income            $12.3    $ 6.6        $ 30.6   $ 20.1
                           ------    ------       ------   ------
                           ------    ------       ------   ------
Net earnings                $ 6.8    $  .8        $ 11.6  $  4.2
                           ------    ------       ------   ------
                           ------    ------       ------   ------
Earnings per share          $0.69    $0.07        $1.05   $ 0.37
                           ------    ------       ------   ------
                           ------    ------       ------   ------
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     Net revenues for the two television stations increased 27% in the quarter and 14% in the year ended December 31, 1994. Radio group net revenues increased 5% in the quarter and 2% in the year ended December 31, 1994, despite the inclusion of an additional FM station in the 1993 results.

     Consolidated net earnings in 1994, including the operating results of the four television stations through the dates of sale and the gain on the sale, $63.1 million ($5.73 per share).
Approximately $50.1 million ($4.55 per share) of the net earnings is attributable to the gain on the sale of the television stations.

     The economy and advertising expenditures continue to grow. Citicasters expects increases in net revenues, operating cash flow and operating income from the television stations and the radio group in the first quarter of 1995 compared to the first quarter of 1994 for those same stations.

     Citicasters operates 14 radio stations including ten FM and four AM stations along with two network affiliated television stations in major markets throughout the country.

     Citicasters common stock is quoted on the NASDAQ National
Market System under the symbol CITI.




PAGE
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                                             CITICASTERS INC.
                                     CONSOLIDATED STATEMENT OF OPERATIONS
                                   (In thousands, except per share amounts)

                                   Three months        Three months        Twelve months       Twelve months
                                   December 31,        December 31,        December 31,        December 31,
                                      1994                1993 (a)            1994                1993 (a)
                                   ------------        ------------        -------------       -------------

Net revenues:
  Television broadcasting          $ 19,931            $ 39,037            $130,418            $139,576
  Radio broadcasting                 17,332              16,514              66,625              65,592
                                   --------            --------            --------            --------
                                     37,263              55,551             197,043             205,168

Costs and expenses:
  Operating expenses                  9,391              17,648              60,682              71,730
  Selling, general and
   administrative                    10,888              15,848              57,036              61,340
  Corporate general and
   administrative expenses            1,147                 976               4,796               3,996
                                   --------            --------            --------            --------
                                     21,426              34,472             122,514             137,066
                                   --------            --------            --------            --------
                                   --------            ---------           --------            --------
Operating income before deprecia-
  tion and amortization              15,837              21,079              74,529              68,102

Depreciation and amortization        3,154                6,790             22,946               28,119
                                   --------            --------            --------            --------

Operating income                    12,683               14,289             51,583               39,983

Other income (expense):
   Interest expense                 (3,967)             (13,719)           (31,979)             (64,942)
   Minority interest                     -               (3,073)                 -              (26,776)
   Investment income                   816                   20              1,216                  305
   Miscellaneous, net               26,214               (2,915)            95,786                 (494)
                                   -------             --------            -------             --------
                                    23,063              (19,687)            65,023              (91,907)
                                   -------             --------            -------             --------


Earnings (loss) before income
 taxes                              35,746               (5,398)           116,606              (51,924)

Income tax provision                20,900                   -              53,500                   -
                                   -------             --------            -------             --------
Earnings (loss) before
 reorganization items               14,846               (5,398)            63,106              (51,924)

Reorganization items                     -              (14,872)                 -              (14,872)
                                   -------             --------            -------             --------
Earnings (loss) before
 extraordinary items                14,846              (20,270)            63,106              (66,796)

Extraordinary items, net of tax          -              414,484                  -              408,140
                                   -------             --------            -------             --------
NET EARNINGS (LOSS)                $14,846             $394,214            $63,106             $341,344
                                   -------             --------            -------             --------
                                   -------             --------            -------             --------

NET EARNINGS PER SHARE               $1.51               (b)                 $5.73               (b)

Weighted average common shares      9,843                (b)                11,012               (b)
NOTES:
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Certain reclassifications have been made to conform to the current presentation.

(a)  As a result of the Company's emergence from bankruptcy and its adoption of fresh-start reporting as of December 31, 1993, the statements of operations for periods ending after December 31, 1993 will not be comparable to prior periods presented above.  Accordingly, the Company's results for the prior year have been separated by a line.

(b)  Share amounts are not presented due to the effects of the reorganization.


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